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                                                               Exhibit 10.05



                         COPYRIGHT CO-LICENSE AGREEMENT

            THIS COPYRIGHT CO-LICENSE AGREEMENT ("Agreement") is made as of November 24, 1998 ("Effective Date") by and between INTERNET WORLD MEDIA, INC., a Delaware corporation ("IWM"), and internet.com LLC, a Delaware limited liability company ("internet.com").

                                    Recitals

            A. IWM publishes INTERNET WORLD and BOARDWATCH magazines and The Directory of Internet Service Providers (collectively, the "Publications"), which focus on information technologies and the Internet industry, and produces INTERNET WORLD and ISPCON trade shows and conferences (collectively, the Trade Shows");

            B. IWM currently owns a 19.9% interest in internet.com. internet.com's business consists of producing and operating a network of Internet Web sites connected to (internet.com) that contains news and resources for the Internet industry, directories of Internet products and services, back issues of the Publications and information about IWM's INTERNET WORLD and ISPCON trade shows and conferences, including the copyrighted works set forth in Schedule A (the "internet.com Copyrights");

            C. Pursuant to the terms and conditions provided herein and for no other purpose: internet.com desires to acquire from IWM, and IWM desires to grant to internet.com, a license to use the copyrighted works embodied in the Publications or used in connection with the IWM Business, as defined herein; and IWM desires to acquire from internet.com and internet.com desires to grant to IWM, a license to use the internet.com Copyrights in connection with the IWM Business, as defined herein.

            NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

      1.1. "internet.com Business" shall mean the business of producing and operating a network of Internet Web sites connected to (internet.com) that contains news and resources for the Internet industry, directories of Internet products and services, back issues of the Publications and information about IWM's INTERNET WORLD and ISPCON trade shows and conferences.

      1.2. "internet.com Copyrights" shall mean the entire text and format of the following features of the (internet.com) Web site, in all updates transmitted during the term of this Agreement: the DR. WEBSITE, ISDEX and INTERNET STOCK REPORT columns.

      1.3. "IWM Business" shall mean IWM's business of publishing and distributing the Publications, and producing INTERNET WORLD and ISPCON trade shows and conferences.

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      1.4. "IWM Copyrights" shall mean the copyrightable material: (i) published in the Publications in all editions published prior to or during the term of this Agreement; (ii) published in all past editions of print magazines the rights to which were transferred to IWM pursuant to the Service Agreement among IWM, internet.com and Penton Media, Inc., dated as of the same date as this Agreement; and (iii) displayed or distributed in connection with the Trade
Shows, including, without limitation, exhibition floor plans and lists of exhibitors, brochures, photographs of attendees, statistics and promotional materials.

      1.5. "Publications" shall mean the full editorial text of INTERNET WORLD and BOARDWATCH magazines and The Directory of Internet Service Providers, in all editions.

      1.6 "Trade Shows" shall mean INTERNET WORLD and ISPCON trade shows and conferences.

2. Grant of Licenses.

      2.1. IWM Grant. Subject to the terms and conditions of this Agreement: IWM hereby grants internet.com a non-exclusive, royalty-free, worldwide license for the term of this Agreement to incorporate into one or more of internet.com's (internet.com) network of Web sites and/or electronically delivered databases the IWM Copyrights or any portion thereof, and to make the text available online to users of internet.com's Web sites and databases; and

      2.2. internet.com Grant. Subject to the terms and conditions of this
Agreement: internet.com hereby grants IWM a non-exclusive, royalty-free, worldwide license for the term of this Agreement to reproduce in the Publications for distribution to readers of the Publications the internet.com Copyrights or any portion thereof; and

      2.3. Sublicensing. Neither party shall sublicense any of its rights under this Agreement to any other person or entity without the prior written approval of the copyright owner. Any attempted sublicense entered without the prior approval of the copyright owner shall be null and void and shall immediately terminate the license granted herein to the party purporting to make such assignment.

      2.4. Delivery of License Materials. IWM shall provide internet.com with four copies of each issue of each Publication as soon as practicable after publication of that issue. If IWM currently uses, or at any time hereafter commences using, machine-readable tapes in the production of the Publications, the parties shall explore a means of delivering the editorial text of the Publications in machine-readable form. IWM shall have the right to copy the internet.com Copyrights directly from the (internet.com) Web site.

      2.5. Copyright Notice.

            2.5.1. internet.com acknowledges IWM's ownership of all rights in the IWM Copyrights and will take commercially reasonable measures to display IWM's copyright notice to users of internet.com's databases, including, without limitation by displaying above the first line of text of any article from the Publication(s) the words "(C) Internet World Media" with the year of publication of that article.


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            2.5.2. IWM acknowledges internet.com's ownership of all rights in the internet.com Copyrights and will take commercially reasonable measures to display internet.com's copyright notice to readers of the Publications, including, without limitation, by displaying in conjunction with the text of any material covered by the internet.com Copyrights the words "(C) internet.com LLC" with the year of publication of the material.

      2.6. Reservation of Rights. No rights or licenses, express or implied, other than those granted in Sections 2.1 and 2.2, are granted by this Agreement. The rights granted pursuant to this Agreement are subject to all pre-existing contracts and to all rights of third parties related to the Publications.

3. Term and Termination.

      3.1. Term. Unless terminated in accordance with Section 3.2, this Agreement shall continue in full force and effect for a period of three (3) years from the Effective Date. This Agreement shall automatically renew for successive three (3)-year terms unless terminated pursuant to Section 3.2 or upon at least six (6) months prior written notice from either party of its intent to terminate.

      3.2. Termination for Breach. Either party shall have the right to terminate this Agreement immediately if: (i) the other party breaches a material term or condition of this Agreement and fails to remedy such breach within thirty (30) days after receipt of notice of such breach; (ii) proceedings are instituted by or against the other party under federal or state bankruptcy laws or an assignment or receivership is established for the benefit of the creditors of the other party; or (iii) majority ownership, or effective control, of the other party is transferred to an unrelated third party.

      3.3 Effect of Termination. Upon termination of the license under this Agreement for any reason, IWM shall not be required to recall or destroy any Publications already printed and internet.com shall not be required to remove from any database any material previously licensed pursuant to this Agreement but shall be required to segregate and identify such previously licensed material as archival and not subject to a current license from IWM.

4. Registration and Enforcement.

      4.1. Registration. Registration of copyrights or any other form of protection for materials licensed hereunder shall only be obtained in each case by the licensor, in its sole discretion, in its own name and at its expense.

      4.2. Enforcement. Each licensee shall take all reasonable steps and shall, at each licensor's expense, provide such materials, cooperation and assistance as the licensor may request to assist in enforcing the copyrights licensed hereunder. Each licensee shall promptly notify the licensor of any actual or suspected infringement of the licensor's copyrights by third parties. The licensor shall have the sole discretion to take action against such infringers, and any and all recoveries resulting from such actions initiated by the licensor shall be retained by the licensor.


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5. Representations; Indemnifications.

      5.1. IWM Warranties, Indemnity. IWM represents and warrants to internet.com that it has the authority to grant internet.com the license granted in Paragraph 2.1 and that nothing printed in the editorial text of the Publications, during the term of this Agreement, will be libelous, obscene, or invade the rights of publicity or privacy or infringe the copyright, database right or other proprietary right of any person or entity.

      5.2. internet.com Warranties, Indemnity. internet.com represents and warrants to IWM that it has the authority to grant IWM the license granted in Paragraph 2.2 and that nothing in the editorial text of the internet.com Copyrights will be libelous, obscene, or invade the rights of publicity or privacy or infringe the copyright, database right or other proprietary right of any person or entity.

      5.3. Indemnification.

            5.3.1. Each licensee (in such event, the "Indemnifying Party") agrees to indemnify and hold harmless its licensor (in such event, the "Imdemnitee") along with its affiliates, and its and their stockholders, directors, officers, employees, agents and assignees, and shall pay all losses, damages, fees, expenses or costs (including reasonable attorneys' fees) incurred by them based upon any claim, demand, suit or proceeding alleging any breach by the licensee of its obligations hereunder. Each licensor (in such event, the "Indemnifying Party") agrees to indemnify and hold harmless its licensee (in such event, the "Imdemnitee") along with its affiliates, and its and their stockholders, directors, officers, employees, agents and assignees, and shall pay all losses, damages, fees, expenses or costs (including reasonable attorneys' fees) incurred by them based upon any claim, demand, suit or proceeding arising out of any breach or alleged breach of the licensor's representations and warranties.

            5.3.2. internet.com (in such event, the "Indemnifying Party") agrees to indemnify and hold harmless IWM (in such event, the "Indemnitee") along with its affiliates, and its and their stockholders, directors, officers, employees, agents and assignees, and shall pay all losses, damages, fees, expenses or costs (including reasonable attorneys' fees) incurred by them based upon any claim, demand, suit or proceeding alleging that internet.com's use of the IWM copyrights, except as specifically permitted under this Agreement or by law, violate the rights of any third party.

            5.3.3. IWM (in such event, the "Indemnifying Party") agrees to indemnify and hold harmless internet.com (in such event, the "Indemnitee") along with its affiliates, and its and their stockholders, directors, officers, employees, agents and assignees, and shall pay all losses, damages, fees, expenses or costs (including reasonable attorneys' fees) incurred by them based upon any claim, demand, suit or proceeding alleging that IWM's use of the internet.com copyrights in a manner different from that made by Mecklermedia Corporation prior to the execution of this Agreement, except as specifically permitted under this Agreement or by law, violate the rights of any third party.


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            5.3.4. The Indemnitee shall promptly notify the Indemnifying Party of any such claim, demand, suit or proceeding and, upon written request by the Indemnitee, the Indemnifying Party shall promptly defend and continue the defense of such claim, demand, suit or proceeding at the Indemnifying Party's expense. If the Indemnifying Party fails to undertake or continue such defense, the Indemnitee shall have the right (but not the obligation) to make and continue such defense as it considers appropriate, and the expenses and costs thereof (including but not limited to reasonable attorneys' fees, out-of-pocket costs and the costs of an appeal and bond thereof, together with the amounts of any judgment rendered against the Indemnitee) shall be paid by the Indemnifying Party upon demand.

            5.3.5. Nothing herein shall prevent the Indemnitee, at its discretion, from defending any such claim, demand, suit or proceeding at its own expense through its own counsel, notwithstanding that the defense thereof may have been undertaken by the Indemnifying Party.

6. General.

      6.1. Survival. The obligations and rights set forth in Sections 2.6, 3.3, 5, 6.4, 6.9, and 6.11 shall survive the expiration or termination of this Agreement for any reason.

      6.2. Entire Agreement. This Agreement, The Trademark Co-License Agreement and the Services Agreement, dated as of the same date as this Agreement by and among the parties hereto and Penton Media, Inc., and all Schedules attached hereto and thereto incorporated herein and therein by this reference, contain the entire agreement between the parties hereto with respect to the subject matter hereof and supersede any previous understandings or agreements, whether written or oral, in respect of such subject matter.

      6.3. Compliance with Laws. Each of the parties shall comply with all applicable laws, rules, regulations and orders of the United States, all other relevant jurisdictions and any agency or court thereof of competent jurisdiction.

      6.4. Binding Agreement. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties; provided, however, that neither party may assign, transfer, encumber or grant to any third party a security interest in this Agreement or in any of its rights, duties or obligations hereunder, by operation of law or otherwise, without the prior written consent of the other party, such consent not to be unreasonably withheld. Any assignment which does not comply with this Section 6.4 shall be void and of no legal effect.

      6.5. No Waiver. The failure of either party to enforce any provision of this Agreement shall not be construed to be a waiver of such provision or the right of such party thereafter to enforce such provision or any other provision of this Agreement.

      6.6. Relationship of Parties. Except as specifically provided herein, none of the parties shall act or represent or hold itself out as having authority to act as an agent or partner of the other party, or in any way bind or commit the other party to any obligations. Any such act will create a separate liability in the party so acting to any and all third parties affected thereby. The


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rights, duties, obligations and liabilities of the parties hereunder shall be several and not joint or collective, and nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each party instead being individually responsible only for its obligations as set forth in this Agreement.

      6.7. Severability. The illegality, invalidity or unenforceability of any part of this Agreement shall not affect the legality, validity or enforceability of the remainder of this Agreement. If any part of this Agreement shall be found to be illegal, invalid or unenforceable, then this Agreement shall be given such meaning as would make this Agreement legal, valid and enforceable in order to give effect to the intent of the parties.

      6.8. Further Assurances. Each party agrees to execute such other documents and take such actions as the other party may reasonably request to effect the terms of this Agreement.

      6.9. Governing Law; Jurisdiction. This Agreement and all disputes arising hereunder shall be governed by, and interpreted in accordance with the laws of the United States of America and the internal laws (and not the law of conflicts) of the State of New York. Each party hereby submits to the jurisdiction of the state and federal courts of the State and County of New York for the resolution of any such disputes and waives any objection to the propriety or convenience of venue in such courts.

      6.10. Notices.

            6.10.1. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

            If to internet.com:     internet.com LLC
                                    20 Ketchum Street
                                    Westport, CT  06880
                                    Attn: President

            If to IWM:              Internet World Media, Inc.
                                    20 Ketchum Street
                                    Westport, CT  06880
                                    Attn:  Mr. David Nussbaum

            6.10.2. Either party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests,


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demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

      6.11. Confidentiality. Each party warrants that, without the express consent of the other party, none of its employees or agents will disclose to any third party any information of or supplied by the other party which he or she has reason to believe is confidential or which the other party designates as confidential.

      6.12. Headings. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

      6.13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.


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      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

                                         INTERNET WORLD MEDIA, INC.


                                         By: /s/ Joseph NeCastro
                                            ----------------------------------
                                            Name: Joseph NeCastro
                                            Title: Chief Financial Officer

                                         INTERNET.COM LLC

                                         By: /s/ Alan M. Meckler
                                            ----------------------------------
                                            Name: Alan M. Meckler
                                            Title: Managing Member

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                                   SCHEDULE A

                             internet.com Copyrights

The internet.com Copyrights consist of the entire text and format of the following features of the (internet.com) Web site, in all updates transmitted during the term of this Agreement:

DR. WEBSITE column

ISDEX column

INTERNET STOCK INDEX column